Dollar Come Investments Limited

Consolidated Financial Statements

For each of the two years

in the period ended December 31, 2007

(Stated in US dollars)

Dollar Come Investments Limited

Consolidated Financial Statements

For each of the two years in the period ended December 31, 2007

Index to Consolidated Financial Statements

Pages

Report of Independent Registered Public Accounting Firm	1

Consolidated Statements of Income and Other Comprehensive Income/(Deficit)	2

Consolidated Balance Sheets	3 - 4

Consolidated Statements of Cash Flows	5 - 6

Consolidated Statements of Stockholders’ Equity	7

Notes to Consolidated Financial Statements	8 - 27

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Dollar Come Investments Limited

We have audited the accompanying consolidated balance sheets of Dollar Come Investments Limited (the “Company”) and its subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income and other comprehensive income/(deficit), stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

PKF

Certified Public Accountants

Hong Kong, China

May 14, 2008

Dollar Come Investments Limited

Consolidated Statements of Income and Other Comprehensive Income/(Deficit)

(Stated in US Dollars)

	Years ended December 31,
	2007	2006

Sales revenues - Note 26	$48,128,961	$30,245,534
Cost of sales	(36,756,818)	(31,727,456)

Gross profit/(loss)	11,372,143	(1,481,922)

Operating expenses
Administrative expenses	2,501,824	1,672,277
Selling expenses	681,689	741,777

	3,183,513	2,414,054

Income/(loss) from operations	8,188,630	(3,895,976)

Interest income	15,061	16,496
Other income	181,331	105,056
Government grants - Note 4	89,536	471,251
Decrease in provision for doubtful debts	182,844	-
Finance costs - Note 5	(1,174,151)	(764,454)
Equity in net loss of an unconsolidated affiliate	(43,946)	(33,378)

Income/(loss) before income taxes and minority interests	7,439,305	(4,101,005)
Income taxes - Note 6	(580,145)	11,748
Minority interests shares of loss	-	443,540

Net income/(loss)	$6,859,160	$(3,645,717)

Other comprehensive income
Foreign currency translation adjustments	$670,476	$206,951

Comprehensive income/(deficit)	$7,529,636	$(3,438,766)

Earnings/(loss) per share : basic and diluted - Note 7	$254,043	$(3,645,717)

Weighted average number of shares outstanding :
basic and diluted - Note 7	27	1

See the accompanying notes to consolidated financial statements

Dollar Come Investments Limited

Consolidated Balance Sheets

(Stated in US Dollars)

	As of December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$62,660	$529,208
Restricted cash - Note 8	1,275,030	448,996
Trade receivables (net of allowance of
doubtful accounts of $27,677 in 2007 and
$215,062 in 2006) - Note 9	5,749,984	1,312,495
Other receivables (net of allowance of
doubtful accounts of $395,576 in 2007 and
$245,978 in 2006) - Note 10	3,079,943	4,552,534
Advances to staff (net of allowance of
doubtful accounts of $71,131 in 2007 and
$179,276 in 2006) - Note 11	316,016	557,226
Prepayments - Note 12	1,794,416	933,016
Inventories - Note 13	4,955,896	5,657,558
Amount due from an unconsolidated affiliate - Note 20	878,261	600,955
Deferred taxes - Note 6	132,030	204,949

Total current assets	18,244,236	14,796,937

Investment in an unconsolidated affiliate - Note 4	55,105	99,051
Property, plant and equipment, net - Note 14	27,408,880	27,826,755
Construction in progress	-	52,471
Land use right - Note 15	2,930,020	2,798,602
Goodwill - Note 3	393,831	3,293
Deferred taxes - Note 6	177,459	163,512

TOTAL ASSETS	$49,209,531	$45,740,621

See the accompanying notes to consolidated financial statements

Dollar Come Investments Limited

Consolidated Balance Sheets (Cont’d)

(Stated in US Dollars)

	As of December 31,
	2007	2006

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables - Note 8	$7,819,249	$7,701,105
Bills payable - Note 8	3,331,530	448,700
Other payables and accrued expenses
- Note 17	2,587,382	10,361,782
Sales receipt in advance - Note 18	6,210,016	7,577,617
Dividend payable - Note 19	630,660	1,153,800
Income tax payable	547,656	26,311
Amount due to a director - Note 20	995,400	118,128
Secured short-term bank loans - Note 21	14,589,359	12,779,773

TOTAL LIABILITIES	36,711,252	40,167,216

COMMITMENTS AND CONTINGENCIES
- Note 22

MINORITY INTERESTS - Note 4	-	604,861

STOCKHOLDERS’ EQUITY
Common stock : par value $1 per share Authorized 50,000 shares in 2007 and 2006; issued and outstanding 100 shares in 2007 and 1 share in 2006 - Note 23	100	1
Additional paid-in capital	7,750,603	7,750,603
Statutory reserves - Note 24	665,617	79,446
Accumulated other comprehensive income	1,076,335	405,859
Retained earnings/(losses)	3,005,624	(3,267,365)

TOTAL STOCKHOLDERS’ EQUITY	12,498,279	4,968,544

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,209,531	$45,740,621

See the accompanying notes to consolidated financial statements

Dollar Come Investments Limited

Consolidated Statements of Cash Flows

(Stated in US Dollars)

	Years ended December 31,
	2007	2006

Cash flows from operating activities
Net income/(loss)	$6,859,160	$(3,645,717)
Adjustments to reconcile net income/(loss) to
net cash flows provided by/(used in) operating activities:
Depreciation	2,798,954	2,248,594
Amortization of land use right	60,379	58,345
Share of result of unconsolidated affiliate	43,946	33,378
Impairment of construction in progress	53,891	-
(Recovery of)/provision for doubtful debts	(182,844)	400,194
Deferred taxes	81,203	(37,526)
Minority interests	-	(443,540)
Changes in operating assets and liabilities:
Trade receivables	(3,979,926)	(754,658)
Other receivables	1,590,527	(2,314,944)
Advances to staff	384,622	103,754
Prepayments	(1,270,163)	(294,142)
Inventories	1,051,080	(983,695)
Trade payables	(399,993)	3,841,014
Bills payable	2,738,736	(66,665)
Other payables and accrued expenses	(8,151,596)	(2,928,453)
Sales receipt in advance	(1,818,660)	2,577,175
Amount due to a director	874,075	(550,385)
Amount due from an unconsolidated affiliate	(226,255)	(588,768)
Income tax payable	498,942	(10,118)

Net cash flows provided by/(used in) operating
activities	1,006,078	(3,356,157)

Cash flows from investing activities
Payments to acquire property, plant and
equipment	(37,508)	(1,642,144)
Proceeds from disposal of property, plant and
equipment	263	-
Payment to acquire land use right	-	(221,742)
Cash outflow from acquisition of 10.85% equity
Interest of Fuxin Hengrui - Note 3a	(995,400)	-
Net cash outflow from acquisition of
Xianheng - Note 3b	-	(47,450)
Payment to acquire an unconsolidated affiliate	-	(131,355)
(Increase)/decrease in restricted cash	(763,382)	70,036

Net cash flows used in investing activities	(1,796,027)	(1,972,655)

Dollar Come Investments Limited

Consolidated Statements of Cash Flows (Cont’d)

(Stated in US Dollars)

	Years ended December 31,
	2007	2006

Cash flows from financing activities
Dividend paid to stockholders	$(579,348)	$-
Proceeds from bank loans	15,347,982	10,917,529
Repayment of bank loans	(14,462,135)	(5,154,220)
Issuance of shares	99	-

Net cash flows provided by financing activities	306,598	5,763,309

Effect of foreign currency translation on cash
and cash equivalents	16,803	11,654

Net (decrease)/increase in cash and cash
equivalents	(466,548)	446,151

Cash and cash equivalents - beginning of year	529,208	83,057

Cash and cash equivalents - end of year	$62,660	$529,208

Supplemental disclosures for cash flow information:

Cash paid for:
Interest	$1,259,716	$505,354
Income taxes	-	35,896

See the accompanying notes to consolidated financial statements

Dollar Come Investments Limited

Consolidated Statements of Stockholders’ Equity

(Stated in US Dollars)

				Accumulated
	Common stock	Additional	Statutory	other	Retained
	Amount	paid-in	reserves	comprehensive	earnings/
	(Note 23)	capital	(Note 24)	income	(losses)	Total

Balance, January 1, 2006	1	7,750,603	79,446	198,908	378,352	8,407,310
Net loss	-	-	-	-	(3,645,717)	(3,645,717)
Foreign currency translation adjustments	-	-	-	206,951	-	206,951

Balance, December 31, 2006	1	7,750,603	79,446	405,859	(3,267,365)	4,968,544
Issuance of shares	99	-	-	-	-	99
Net income	-	-	-	-	6,859,160	6,859,160
Foreign currency translation adjustments	-	-	-	670,476	-	670,476
Appropriation to reserves	-	-	586,171	-	(586,171)	-

Balance, December 31, 2007	$100	$7,750,603	$665,617	$1,076,335	$3,005,624	$12,498,279

See the accompanying notes to consolidated financial statements

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

1.

Corporate information and reorganization

Dollar Come Investments Limited (“Dollar Come” or the “Company”) was incorporated on February 12, 2004 in the British Virgin Islands (the “BVI”) with authorized common stock of $50,000 divided into 50,000 ordinary shares of $1 each.  On July 2, 2004, 1 ordinary share of $1 each was issued at par for cash to Madam Tan Lin (“Madam Tan”) who is also one of the directors of the Company.  On September 28, 2007, 99 ordinary shares of $1 each were issued at par for cash to Money Victory Limited (“MVL”) in which Madam Tan is the sole shareholder.  On the same date, Madam Tan transferred her 1 ordinary share of $1 each to MVL at par and MVL transferred 30 ordinary shares of $1 each and 5 ordinary shares of $1 each to Win-Win Global Investments Inc. (“Win-Win”) and Ms. Xie Hong Fei (“Ms. Xie”) at par respectively.  Following the transfer, MVL, Win-Win and Ms. Xie held 65%, 35% and 5% equity interest of the Company respectively.  During the reporting periods, it acted as an investment holding company only and did not have any other activities.

As of December 31, 2007, the Company has two subsidiaries and an unconsolidated affiliate with details as below :-

Company name	Place/date of incorporation or establishment	The Company’s effective ownership interest	Common stock/ registered capital	Principal activities

Fuxin Hengrui Technology Co., Ltd. (“Fuxin Hengrui”)	The People’s Republic of China (“PRC”)/ September 18, 2002	100% directly held by the Company	Registered capital of $5,030,000 fully paid up	Manufacturing and distribution of float glasses

Fuxin Xianheng Float-Glass Co., Ltd. (“Xianheng”)	PRC/ April 1, 2004	25% directly held by the Company and 75% indirectly held through Fuxin Hengrui	Registered capital of $60,500 fully paid up	Not yet commenced business

Fuxin Hengrui Tianyuan New Energy Sources Co., Ltd. (“Tianyuan”)	PRC/ May 17, 2006	35% indirectly held through Fuxin Hengrui	Registered capital of $1,251,000 and $375,000 fully paid up	Manufacturing of coal water mixture to assess energy alternative for industrial boiler

During the reporting periods, the Company and its subsidiaries have undergone a series of reorganizations to rationalize the group structure and for the potential fund raising exercise.

Madam Tan was a substantial stockholder holding Fuxin Hengrui and Xianheng through various companies and personally before the reorganization as detailed in the following paragraphs.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

1.

Corporate information and reorganization (Cont’d)

Fuxin Hengrui was incorporated in the PRC on September 18, 2002 with registered capital of $5,030,000 (RMB41,600,000, which are not divided into shares) and engaged in manufacture and distribution of float glasses. Before December 27, 2004, 65% and 35% equity interest of Fuxin Hengrui was held by a PRC Company and a United States Company (the “U.S. Company”) respectively.  On December 27, 2004, Dollar Come acquired 54.15% equity interest of Fuxin Hengrui from the PRC Company and the entire 35% equity interest of Fuxin Hengrui from the U.S. Company at a total consideration of $7,750,603 same as the attributable share of fair value of acquired identifiable net assets of Fuxin Hengrui. The funding of the consideration was contributed by Madam Tan. On the same date, Mr. Song Lihui, who is a director of Fuxin Hengrui, acquired the remaining 10.85% equity interest of Fuxin Hengrui from the PRC Company.  On June 2, 2005, Mr. Song Lihui sold his entire 10.85% equity interest to Advance Sun Group Limited (“Advance Sun”), which was incorporated in BVI.  Following the disposal, Fuxin Hengrui has been changed from a Sino-Foreign Enterprises into a Wholly Foreign Owned Enterprises (“WFOE”). On January 1, 2007, Dollar Come acquired 10.85% equity interest of Fuxin Hengrui from Advance Sun at a total consideration of $995,400 and thereafter Fuxin Hengrui became a wholly-owned subsidiary of Dollar Come.

Xianheng was incorporated in the PRC on April 1, 2004 with registered capital of $60,500 (RMB500,000, which are not divided into shares) of which 60% equity interest was held by Madam Tan and the remaining 40% equity interest was held by a PRC Company in which Madam Tan Lin was a substantial stockholder. On October 17, 2005, Dollar Come and another PRC Company acquired 25% and 35% equity interest of Xianheng from Madam Tan respectively. On September 21, 2006, Fuxin Hengrui acquired 75% equity interest of Xianheng from two independent legal entities. Following the acquisition of 10.85% equity interest of Fuxin Hengrui by Dollar Come on January 1, 2007 as mentioned in the previous paragraph, the effective equity interest of Xianheng held by Dollar Come was 100%. During the reporting periods, Xianheng did not have any business activities.

On May 17, 2006, Fuxin Hengrui together with one of the directors of Fuxin Hengrui established Tianyuan in the PRC with registered capital of $1,251,000 (RMB10 million, which are not dividend into shares).  Pursuant to a special resolution passed on October 12, 2007, the registered capital of Tianyuan was reduced from $1,251,000 to $375,000 and the application was still in progress.  On May 16, 2006, according to the payment schedule, Fuxin Hengrui contributed of $131,355 to its registered capital representing 35% equity interest thereon.  Tianyuan is principally engaged in manufacturing of coal water mixture to assess energy alternative for industrial boiler. More details and accounting treatment on investment in Tianyuan are set out in note 4.

The Company accounted for the acquisition of both Fuxin Hengrui and Xianheng using the purchase accounting method and more details of the accounting treatment on these investments are set out in note 3.

2.

Description of business

The Company is a holding company whose primary business operations are conducted through its subsidiaries located in the Liuling Province of the PRC.  Through its operating subsidiaries, the Company manufactures and distributes float glasses.

The raw materials used in production are mainly divided into four groups, soda ash, heavy oils, silica sand and dolomite, which are primary sourced from suppliers located in the PRC. The production facilities of the Company are located in Liuling Province of the PRC.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

3.

Basis of preparation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant inter-company accounts and transactions have been eliminated in consolidation.  The results of subsidiary acquired or disposed of during the years are included in the consolidated statement of income and comprehensive income from the effective date of acquisition or up to the date of disposal.

(a)

The Company acquired 10.85% equity interest in Fuxin Hengrui at a cash purchase price of $995,400 on January 1, 2007.  The fair value of Fuxin Hengrui as of January 1, 2007 was as follows :-

As of January 1, 2007

Cash and cash equivalents	$529,207
Restricted cash	448,996
Trade receivables	5,475,766
Other receivables and prepayments	1,125,000
Property, plant and equipment, net	27,879,226
Land use right	2,798,602
Inventories	5,657,558
Other assets	1,842,278
Other payables and accrued expenses	(10,330,295)
Dividend payable	(1,153,800)
Other liabilities	(28,697,772)

Net assets	$5,574,766

10.85% equity interest acquired	$604,862
Goodwill	390,538

Consideration	$995,400

As of December 31, 2007, the consolidated balance sheet reflects goodwill identified on acquisition of Fuxin Hengrui of $390,538 which represents the excess of the purchase price of $995,400 over the attributable share (that is 10.85%) of fair value of acquired identifiable net assets of Fuxin Hengrui of $604,862.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

3.

Basis of preparation (Cont’d)

(b)

The Company and Fuxin Hengrui acquired 25% and 75% equity interest in Xianheng at a cash purchase price of $15,475 and $47,476 on October 17, 2005 and September 21, 2006 respectively. The fair value of Xianheng as of October 17, 2005 and September 21, 2006 was as follows :-

	As of	As of
	October 17, 2005	September 21, 2006

Cash and cash equivalents	$18	$26
Other receivables	139,277	142,426
Property, plant and equipment	-	32,172
Amount due to Fuxin Hengrui	(77,437)	(115,700)

Net assets	$61,858	$58,924

As of December 31, 2007 and 2006, the consolidated balance sheet reflects a goodwill identified on acquisition of Xianheng of $3,293 which represents the excess of the purchase price of $15,475 over the attributable share (that is 25%) of fair value of acquired identifiable net assets of Xianheng of $15,465 and the excess of the purchase price of $47,476 over the attributable share (that is 75%) of fair value of acquired identifiable net assets of Xianheng of $44,193.

4.

Summary of significant accounting policies

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed.  Pursuant to the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets”, goodwill is not amortized and is subjected to an annual impairment test which occurs in the fourth quarter of each fiscal year.

Goodwill will be written down only when and if impairment is identified and measured, based on future events and conditions.

Minority interests

Minority interests resulted from the consolidation of 89.15% and 91.86% owned subsidiaries, Fuxin Hengrui and Xianheng respectively, where the Company has control over their operations.

Investment in an unconsolidated affiliate

In the fiscal year 2007, the Company accounts for the 35% investment in Tianyuan (an investment in which the Company exercises significant influence but does not control) using the equity method, under which the share of Tianyuan’s net loss is recognized in the period in which it is incurred by Tianyuan.  As of December 31, 2007, the investment in an unconsolidated affiliate of $55,105 (RMB459,045) represents attributable share of the underlying net assets of Tianyuan.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont’d)

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes, provision for warranty and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, trade receivables and other receivables.  As of December 31, 2007 and 2006, substantially all of the Company’s cash and cash equivalents and restricted cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.  With respect to other receivables and trade receivables, the Company extends credit based on an evaluation of the customer’s financial condition.  The Company generally does not require collateral for trade receivables and other receivables and maintains an allowance for doubtful accounts of trade receivables and other receivables.

During the reporting periods, customers representing 10% or more of the Company’s consolidated sales are :-

	Years ended December 31,
	2007	2006

Anshan Xingsheng Glass Distribution Office	$7,323,980	$2,274,394

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less to be cash equivalents.  As of December 31, 2007 and 2006, almost all the cash and cash equivalents were denominated in Renminbi (“RMB”) and were placed with banks in the PRC.  They are not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government.  The remaining insignificant balance of cash and cash equivalents were denominated in US dollars.

Restricted Cash

Deposits in banks pledged as securities for bills payable (note 8) that are restricted in use are classified as restricted cash under current assets.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont’d)

Allowance of doubtful accounts

The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of trade receivables and other receivables.  A considerable amount of judgment is required in assessing the amount of the allowance, the Company considers the historical level of credit losses and applies percentages to aged receivable categories.  The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future.  If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Based on the above assessment, during the reporting years, the management establishes the general provisioning policy to make allowance equivalent to 10% of gross amount of trade receivables and other receivables due over 6-12 months, 25% gross amount of trade receivables and other receivables due over 1-2 years and 50% of gross amount of trade receivables and other receivables due over 2-3 years and 100% of gross amount of trade receivables and other receivables due over 3 years.  Additional specific provision is made against trade receivables aged less than 6 months to the extent which they are considered to be doubtful.

Bad debts are written off when identified.  The Company extends unsecured credit to customers ranging from three to six months in the normal course of business.  The Company does not accrue interest on trade receivables.

Historically, losses from uncollectible accounts have not significantly deviated from the general allowance estimated by management and no significant additional bad debts have been written off directly to the profit and loss.  This general provisioning policy has not changed in the past since establishment and management considers that the aforementioned general provisioning policy is adequate and not too excessive and does not expect to change this established policy in the near future.

Inventories

Inventories are stated at the lower of cost or market value.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition.  In assessing the ultimate realization of inventories, management makes judgments as to future demand requirements compared to current or committed inventory levels.  The reserve requirements generally increase as the projected demand requirements, decrease due to market conditions, product life cycle changes.  The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down the inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, the Company establishes a general provision of 50% for inventories aged over 1 year.  As of December 31, 2007 and 2006, no general provision for inventories were provided.

Historically, the actual net realizable value is close to the management estimation.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont’d)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives.  The principal depreciation rates are as follows :-

	Annual rate	Residual value

Buildings	1.9%	5%
Plant and machinery	9.5%	5%
Motor vehicles	11.875%	5%
Office equipment	19%	5%
Tools	9.5%	5%
Leasehold improvements	12.5%	Nil

Construction in progress mainly represents expenditures in respect of the Company’s warehouses and factories under construction.  All direct costs relating to the acquisition or construction of the Company’s warehouses and factories are capitalized as construction in progress.  No depreciation is provided in respect of construction in progress.

Maintenance or repairs are charged to expense as incurred.  Significant improvements and renewals that extend the useful life of the asset are capitalized.  Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Land use right

Land use right is stated at cost less accumulated amortization.  Amortization is provided using the straight-line method over the terms of the lease of 50 years obtained from the relevant PRC land authority.

Impairment of long-lived assets

Long-lived assets are tested for impairment in accordance with SFAS No. 144 and Accounting Principles Board (“APB”) Opinion 18, Equity Method of Accounting for Investments in Common Stock, respectively.  The Company periodically evaluates potential impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  The Company recognizes impairment of long-lives assets and investment in an affiliate in the event that the net book values of such assets exceed the future undiscounted cashflows attributable to such assets.  During the reporting periods, the Company has not identified any indicators that would require testing for impairment.

Revenue recognition

Revenue from sales of the Company’s products is recognized when the significant risks and rewards of ownership have been transferred to the buyer, the sales price is fixed or determinable and collection is reasonably assured.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont’d)

Advertising and transportation expenses

Advertising, transportation and other product-related costs are charged to expense as incurred.

Advertising expenses amounted to $4,894 and $2,493 for two years ended December 31, 2007 and 2006 respectively are included in selling expenses.

Transportation expenses amounted to $591,077 and $641,975 for two years ended December 31, 2007 and 2006 respectively are included in selling expenses.

Stock-based compensation

During the reporting periods, the Company did not make any stock-based compensation payments.

Government grant

Government grant income represents the cash receipt from the relevant government authorities for technical development.  Government grant is recognized as income at the time when the approval documents are obtained from the relevant government authorities and when they are received.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Comprehensive income/(deficit)

The Company has adopted SFAS 130, “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Components of comprehensive income/(deficit) include net income and less foreign currency translation adjustments.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont’d)

Foreign currency translation

The functional currency of the Company is RMB and RMB is not freely convertible into foreign currencies.  The Company maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.  The exchange rates in effect at December 31, 2007 and 2006 were RMB1 for $0.1371 and $0.1282 respectively.  There is no significant fluctuation in exchange rate for the conversion of RMB to US dollars after the balance sheet date.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, restricted cash, trade and other receivables, dividend payable, trade, bills and other payables approximate their fair values due to the short-term maturity of such instruments.  The carrying amounts of bank borrowings approximate their fair values because the applicable interest rates approximate current market rates.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

In respect of foreign currency risk, the Company is exposed to this risk arising from import purchase transactions and recognized trade payables as they will affect the future operating results of the Company.  The Company did not have any hedging transactions during the reporting periods.  As the functional currency of the Company is RMB, the exchange difference on translation to US dollars for reporting purpose is taken to other comprehensive income.

Basic and diluted earnings/(loss) per share

The Company reports basic earnings/(loss) per share in accordance with SFAS No. 128, “Earnings Per Share”.  Basic earnings/(loss) per share is computed using the weighted average number of shares outstanding during the periods presented.  The weighted average number of shares of the Company represents the common stock outstanding during the reporting periods.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont’d)

Recently issued accounting pronouncements

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes”.  This interpretation requires that the entity recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technology merits of the position.  The provisions of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The Company has adopted FIN 48 effective from January 1, 2007 and considers that it has no material impact on these consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for our fiscal year beginning January 1, 2008.  The Company is in the process of evaluating this standard and therefore have not yet determined the impact that SFAS 159 will have on our financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008. The management is in the process of evaluating the impact that SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

In March 2008, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (“SFAS”) No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment to FASB Statement No. 133". SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  The management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

5.

Finance costs

	Years ended December 31,
	2007	2006

Interest expenses	$1,065,714	$690,413
Bills discounting charges	6,887	-
Bank charges and net exchange loss	101,550	74,041

	$1,174,151	$764,454

6.

Income taxes

BVI

The Company was incorporated in the BVI and, under the current laws of the BVI, not subject to income taxes.

PRC

Corporate income tax (“CIT”) to the subsidiaries of the Company in the PRC is charged at 33%, of which 30% is for national tax and 3% for local tax, of the assessable profits.  As approved by the relevant tax authority in the PRC, Fuxin Hengrui was entitled to two years’ exemption, from the first profit making calendar year of operations after offset of accumulated taxable losses, followed by 50% tax reduction for the immediate next three calendar years (“tax holiday”). Fuxin Hengrui has elected not to commence the entitlement of tax holiday in the first profit making fiscal financial year of 2003 and thus had current tax payable in the prior period.  The tax holiday of Fuxin Hengrui commenced in the fiscal year 2004.  Accordingly, Fuxin Hengrui will be exempted from CIT for 2004 and 2005 and thereafter entitled to a 50% reduction on CIT tax rate at 16.5% for 2006 and 2007 and 12.5% for 2008.

The components of the provision/(benefit) for income taxes from continuing operations are :-

	Years ended December 31,
	2007	2006

Current taxes - PRC	$498,942	$25,778
Deferred taxes - PRC	81,203	(37,526)

	$580,145	$(11,748)

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

6.

Income taxes (Cont’d)

The effective income tax expenses differs from the PRC statutory income tax rate of 33% from continuing operations in the PRC as follows :-

	Years ended December 31,
	2007	2006
Provision for income taxes at statutory
income tax rate	$2,454,971	$(1,353,332)
Non-deductible items for tax	236,535	567,418
Income not subject to tax	(581,252)	(170,905)
Tax holiday	(498,943)	(25,778)
Valuation allowances	(1,005,181)	958,841
Others	(25,985)	12,008

	$580,145	$(11,748)

During the two years ended December 31, 2007 and 2006, the aggregate amounts of benefit from tax holiday were $498,943 and $25,778 and the respective effective on earnings/(loss) per share effect was $18,479 and $25,778 respectively.

Deferred tax assets/(liabilities) as of December 31, 2007 and 2006 are composed of the following :-

	As of December 31,
	2007	2006
The PRC
Current deferred tax assets:
Allowance of doubtful debts	$86,855	$160,079
Accrued liabilities	45,175	44,870

	$132,030	$204,949

Non current deferred tax assets/
(liabilities):
Tax losses	$-	$792,904
Depreciation of property, plant
and equipment	(177,548)	(205,197)
Amortization of land use right	45,391	42,445
Deferred expenses	309,616	326,264
Valuation allowances	-	(792,904)

	$177,459	$163,512

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”).  The new CIT Law reduces the corporate income tax rate from 33% to 25% with effect from January 1, 2008.  Accordingly, the carrying value of deferred tax assets reduces as a result of new tax rate.

7.

Earnings/(loss) per share

During the reporting periods, the Company had no dilutive instruments.  Accordingly, the basic and diluted earnings/(loss) per share are the same.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

8.

Restricted cash, bills and trade payables

	As of December 31,
	2007	2006
Bank deposits held as collateral for bills
payable	$1,275,030	$448,996

The Company is requested by certain of its suppliers to settle by issuance of bills for which the banks add their undertakings to guarantee their settlement at maturity.  These bills are interest-free with maturity of three to six months from date of issuance.  As security for the banks’ undertakings, the Company is required to deposit with such banks equal to 30% to 100% of the bills amount at the time of issuance and pledge certain finished goods (Note 13) and pay bank charges.  These deposits will be used to settle the bills at maturity.

Trade payables represent trade creditors on open account.  They are interest-free and unsecured.  The normal credit term given by these suppliers to the Company ranges from one to three months.

9.

Trade receivables

	As of December 31,
	2007	2006

Trade receivables	$5,777,661	$1,527,557
Allowance of doubtful accounts	(27,677)	(215,062)

	$5,749,984	$1,312,495

The Company recognized $(194,303) and $101,060 of (recovery of doubtful debts)/doubtful debt expense for two years ended December 31, 2007 and 2006 respectively and included them in selling expenses.

10.

Other receivables

	As of December 31,
	2007	2006

Advances to third parties - Note 10a	$2,923,647	$4,679,857
Value added tax and other tax recoverable	-	117,503
Other receivables	551,872	1,152

	3,475,519	4,798,512
Allowance of doubtful accounts	(395,576)	(245,978)

	$3,079,943	$4,552,534

Note :

a.

The amounts are interest-free, unsecured and repayable on demand.

b.

The Company incurred $127,273 and $165,274 of doubtful debt expense for two years ended December 31, 2007 and 2006 respectively and included them in selling expenses.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

1.

Advances to staff

The amounts are interest-free, unsecured and repayable on demand. The Company recognized $(115,814) and $133,860 of (recovery of doubtful debts)/doubtful debt expense for two years ended December 31, 2007 and 2006 respectively and included them in selling expenses.

12.

Prepayments

	As of December 31,
	2007	2006

Prepayment for raw materials	$718,220	$787,931
Prepayment for rental expenses	814,236	-
Prepayment for factory construction	28,052	30,655
Prepayment for factory tools	34,973	17,195
Prepayment for utilities expenses	191,306	97,235
Prepayment for other expenses	7,629	-

	$1,794,416	$933,016

13.

Inventories

	As of December 31,
	2007	2006

Raw materials	$871,549	$1,472,033
Finished goods	4,046,025	4,149,691
Consumables	38,322	35,834

	$4,955,896	$5,657,558

No (recovery of)/provision for obsolete inventories were (credited)/charged to operations for two years ended December 31, 2007 and 2006.

As of December 31, 2007, totally 388,375 boxes of finished goods with carrying value of $1,951,643 and $1,458,777 were pledged to the banks for the bank loans (Note 21a) granted to the Company and bills payable (Note 8) undertaken by the Company respectively.

14.

Property, plant and equipment

	As of December 31,
	2007	2006
Costs:
Buildings	$14,478,246	$13,531,965
Plant and machinery	18,901,987	17,165,082
Office equipment	112,554	96,250
Tools	175,071	163,706
Leasehold improvements	3,621,035	3,385,972
Motor vehicles	447,358	412,361

	37,736,251	34,755,336
Accumulated depreciation	(10,327,371)	(6,928,581)

Net	$27,408,880	$27,826,755

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

14.

Property, plant and equipment (Cont’d)

An analysis of assets pledged to banks for banking facilities (Note 21b) is as follows :-

	As of December 31,
	2007	2006
Costs:
Buildings	$10,394,610	$7,899,528
Plant and machinery	6,749,230	-

	17,143,840	7,899,528
Accumulated depreciation	(3,459,305)	(704,010)

Net	$13,684,535	$7,195,518

	Years ended December 31,
	2007	2006

Depreciation	$790,208	$151,635

During the reporting periods, depreciation is included in :-

	Years ended December 31,
	2007	2006

Cost of sales and overheads of inventories	$2,634,180	$2,116,065
Other	164,774	132,529

	$2,798,954	$2,248,594

During the two years ended December 31, 2007 and 2006, property, plant and equipment with carrying amount of $263 and Nil was disposed of at a total consideration of $263 and Nil respectively resulting in gain of Nil and Nil respectively.

15.

Land use right

	As of December 31,
	2007	2006

Right to use land	$3,154,427	$2,949,654
Accumulated amortization	(224,407)	(151,052)

	$2,930,020	$2,798,602

The Company obtained the right from the relevant PRC land authority for a period from November 20, 2002 to September 18, 2052 to use the lands on which the office premises, production facilities and warehouse of the Company are situated.  This right was pledged to a bank for the bank loans granted to the Company (Note 21c).

During the two years ended December 31, 2007 and 2006, amortization amounted to $60,379 and $58,345 respectively.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

15.

Land use right (Cont’d)

The estimated aggregate amortization expenses for land use right for the five succeeding years is as follows :-

Year

2008	$60,379
2009	60,379
2010	60,379
2011	60,379
2012	60,379

$301,895

16.

Trademark

The Company currently owns a trademark, namely “Gold Elephant” which was registered in the PRC.  The cost of application has been recognized as an expenses when incurred.

17.

Other payables and accrued expenses

	As of December 31,
	2007	2006

Accrued audit fee	$180,698	$179,480
Payable for acquisition of property, plant
and equipment	313,484	753,183
Accruals for factory construction	179,379	1,649,093
Loans from related parties - Note 17a	-	71,368
Loans from third parties - Note 17b	505,079	6,957,053
Other accrued expenses	602,197	458,706
Other tax payable	692,533	134,341
Staff welfare payable - Note 17c	114,012	146,511
Other payables	-	12,047

	$2,587,382	$10,361,782

Note :-

a.

The amounts represent loans from related companies in which Madam Tan is a shareholder and are interest-free, unsecured and repayable on demand.

b.

The amounts are interest-free, unsecured and repayable on demand.

c.

Staff welfare payable represents accrued staff medical, industry injury claims, labor and unemployment insurances.  All of which are third parties insurance and the insurance premiums are based on certain percentage of salaries.  The obligations of the Company are limited to those premiums contributed by the Company.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

18.

Sales receipt in advance

The amount represents 100% sales deposit received from local customers.

19.

Dividend payable

The amount represents the dividend declared by the directors of Fuxin Hengrui and payable to the ex-stockholders.

20.

Amount due from an unconsolidated affiliate / amount due to a director

The amounts are interest-free, unsecured and repayable on demand.

21.

Secured short-term bank loans

	As of December 31,
	2007	2006
Bank loans repayable as follows:
Within 1 year	$14,589,359	$12,779,773

As of December 31, 2007, the Company’s banking facilities were as follows :-

		Amount
Facilities granted	Granted	utilized	Unused

Secured bank loans	$16,835,880	$14,589,359	$2,246,521

The above banking facilities were secured by the following :-

a.

Finished goods with carrying value of $1,951,643 (Note 13);

b.

Property, plant and equipment with carrying value of $13,684,535 (Note 14);

c.

Land use right with carrying value of $2,930,020 (Note 15);

d.

Guarantee executed by Mr. Song Lihui who is an ex-director of Fuxin Hengrui and third parties; and

e.

All the bank loans are denominated in RMB and carry interest rates ranging from 5.742% to 8.019% per annum with maturity dates within 1 year.

During the reporting periods, there was no covenant requirement under the banking facilities granted to the Company.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

22.

Commitments and contingencies

a.

Capital commitment

As of December 31, 2007, the Company had no capital commitments in respect of the acquisition of property, plant and equipment which contracted for but not provided in the financial statements.

b.

Operating lease arrangement

As of December 31, 2007, the Company had one non-cancelable operating lease for its offices, factories and warehouses.  The lease will expire in 2015 and the expected payments are as follows :-

Within one year	$395,010
Two to five years	1,580,040
After five years	1,053,360

$3,028,410

The rental expense relating to the operating leases was $395,010 and $376,800 for the two years ended December 31, 2007 and 2006 respectively.

c.

Environmental

The Company’s operations are subject to the laws and regulations in the PRC relating to the generation, storage, handling, transportation and discharge of certain materials, substances and waste into the environment, and various other health and safety matters.  Governmental authorities have the power to enforce compliance with their regulations, and violators may be subject to fines, injunctions or both.  The Company must devote substantial financial resources to ensure compliance, and the management believes that it is in substantial compliance with all the applicable laws and regulations.

The Company has not incurred any significant expenditure for environmental remediation, is currently not involved in any environmental remediation and has not accrued any amounts for environmental remediation relating to its operations.  Under existing legislation, management believes that there are no probable liabilities that will have a material adverse effect on the financial position, operating results or cash flows of the Company.

The Company incurred normal routine pollutant discharge fees of $3,862 and $1,383 for the two years ended December 31, 2007 and 2006 respectively.

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

23.

Common stock

Authorized

On February 12, 2004, the Company was incorporated with authorized common stock of $50,000 divided into 50,000 ordinary shares of $1 each.

Issued and outstanding

On July 2, 2004, 1 ordinary share of $1 each was issued at par for cash.

On September 28, 2007, the Company issued 99 ordinary shares of $1 each at par for cash.

24.

Statutory reserves

In accordance with the relevant laws and regulations of the PRC and articles of association of the Company, it is required to appropriate 10% of its net income, after offsetting any prior years’ losses, to the statutory reserve.  When the balance of such reserve reaches 50% of the registered capital, any further appropriation is optional.  Upon approval from the board of directors of the Company, the statutory reserve can be used to offset accumulated losses or to increase registered capital.

25.

State pension contribution plan

The Company has a defined contribution plan for all qualified employees in the PRC.  The employer and its employees are each required to make contributions to the plan at the rates specified in the plan.  The only obligation of the Company with respect to retirement scheme is to make the required contributions under the plan.  No forfeited contribution is available to reduce the contribution payable in the future years.  The defined contribution plan contributions were charged to the consolidated statements of operations.  The Company contributed $86,079 and $83,538 for the two years ended December 31, 2007 and 2006 respectively.

26.

Segment information

The nature of the products, their production processes, the type of their customers and their distribution methods are substantially similar, they are considered as a single reportable segment under FAS 131, “Disclosures about Segments of an Enterprise and Related Information”.

All of the Company’s long-lived assets are located in the PRC during the reporting periods.  Geographic information about the revenues, which are classified based on the customers, is set out as follows :-

	Years ended December 31,
	2007	2006

PRC	$45,422,716	$25,139,321
Others	2,706,245	5,106,213

Total	$48,128,961	$30,245,534

Dollar Come Investments Limited
Notes to Consolidated Financial Statements
(Stated in US Dollars)

27.

Related party transactions

Apart from the transactions as disclosed in notes 17a, 19, 20 and 21d to the financial statements, during the two years ended December 31, 2007 and 2006, the Company had the following transactions with Tianyuan :-

	Years ended December 31,
	2007	2006
Purchase of coal water mixture
and heavy oil based on a pre-agreed
basis by both parties	$2,269,587	$1,203,390
Rental income based on market value	$39,501	$18,840

28.

Subsequent events

(a)

On March 31, 2008, a reverse acquisition was completed between the Company, all of the Company’s stockholders and Nevstar Corporation (“Nevstar”), a US Public Corporation with its common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) in the United States, whereby Nevstar issued to the stockholders of the Company 23,751,710 news shares of its common stock in exchange for all of the issued and outstanding capital stock of the Company, and the Company thereby became a wholly owned subsidiary of Nevstar and the stockholders of the Company became the controlling stockholders of Nevstar.

Upon consummation of the above reverse takeover transaction (“RTO”) or share exchange transaction, recapitalization accounting treatment which is same as reverse takeover accounting treatment under purchase method is adopted for the preparation of Nevstar’s consolidated financial statements with the Company as the accounting acquirer and Nevstar as the accounting acquired party.  It means that the assets and liabilities and operations of the Company will become the assets and liabilities and operations of Nevstar with no adjustment to the historical basis of the assets and liabilities of the Company and operations consolidated.

On March 31, 2008, Mr. Song Lihui was appointed as Chairman and Chief Executive Officer of Nevstar effective as of the closing of the RTO.

(b)

On January 16, 2008 (“Date of Acquisition”), the Company’s wholly owned subsidiary, Fuxin Hungrui, entered into an agreement with Madam Tan to acquire her 35% equity interest in Tianyuan at a consideration of $143,955 (RMB 1.05 million).  Upon completion of the transaction, Tianyuan is considered as a subsidiary of the Company as Dollar Come obtained control over it through its 70% shareholding in total.  The remaining 30% equity interest is held by an independent third party.

The Company’s investment in Tianyuan will include goodwill of $81,020 identified on acquisition, which represents the excess of the purchase price of $143,955 over the attributable share (that is 35%) of fair value of acquired identifiable net assets of Tianyuan amounted to $62,935.  Goodwill is not amortized and will be written down only when and if impairment is identified and measured, based on future events and conditions.